Exhibit 99.1

SITO Prices $13.0 Million Public Offering of Common Stock

JERSEY CITY, N.J., February 7, 2018 (GLOBE NEWSWIRE) – SITO Mobile, Ltd. (NASDAQ:SITO), a leading mobile engagement platform (“SITO” or the “Company”) today announced the pricing of an underwritten public offering of 2,600,000 shares of its common stock at a public offering price of $5.00 per share. The gross proceeds of this offering are expected to be $13 million, before deducting the underwriting discount and other estimated offering expenses. SITO has granted the underwriters a 30-day option to purchase up to 390,000 additional shares of common stock. The offering is expected to close on or about February 9, 2018, subject to the satisfaction of customary closing conditions.

Oppenheimer & Co. Inc. and Lake Street Capital Markets, LLC are acting as joint book-running managers for the offering.

The Company intends to use the net proceeds from this offering for working capital and general corporate purposes, which may include, among other things, paying amounts, if any, to terminate the Company’s remaining obligations under that certain Note Purchase and Revenue Sharing Agreement dated October 3, 2014, as amended, financing its continued growth, capital expenditures and to satisfy other working capital requirements.

The shares of common stock described above are being offered by the Company pursuant to a shelf registration statement (File No. 333-213221) previously filed with and subsequently declared effective by the Securities and Exchange Commission (the "SEC"). A prospectus supplement relating to the offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained, when filed with the SEC, by accessing the SEC's website at http://www.sec.gov. Copies of the prospectus supplement and accompanying base prospectus, when available, may also be obtained by contacting: Oppenheimer & Co. Inc., 85 Broad Street, 26th Floor, New York, NY 10004, Attn: Syndicate Prospectus Department, by calling (212) 667-8563, or by email to EquityProspectus@opco.com; or Lake Street Capital Markets, LLC, Attention: Syndicate Department, 225 South 6th Street, Suite 4750, Minneapolis, MN 55402, or by telephone at (612) 326-1305 or by email at syndicate@lakestreetcm.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About SITO Mobile, Ltd.

SITO turns the consumer journey into a powerful instrument for marketers, delivering actionable insights that influence behavior in real-time. Through Consumer Behavior and Location Sciences™, SITO develops customized, data-driven solutions for brands spanning strategic insights and media. Our science and products reveal a deeper, real-time understanding of customer interests, actions and experiences providing increased clarity for brands when it comes to navigating business decisions and delivering advertising. The Company is home to an internally developed, proprietary location-data technology stack, arming clients with a powerful resource for granular data, real-time insights and optimization, and delivery of successful media campaigns. Using in-store targeting, proximity targeting, geo-conquesting and attribution data, SITO creates audience profiles to develop measurable hyper-targeted campaigns for brands.

Cautionary Statement Regarding Certain Forward-Looking Information

To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the terms, expected proceeds and closing of the offering. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause SITO's actual results to be materially different than those expressed in or implied by SITO's forward-looking statements. For SITO, this includes that closing conditions may not be met. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” in our Annual Report on Form 10-K and the reports we file with the SEC. Actual events or results may vary significantly from those implied or projected by the forward-looking statements due to these risk factors. No forward-looking statement is a guarantee of future performance. You should read our Annual Report on Form 10-K and the documents that we reference in our Annual Report on Form 10-K and have filed as exhibits thereto with the Securities and Exchange Commission, or the SEC, with the understanding that our actual future results and circumstances may be materially different from what we expect. Forward-looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change, except as may be required by applicable law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Media Contact:

Katie McGovern
SHIFT Communications
sito@shiftcomm.com

IR Contact:

Rob Fink
Hayden IR
rob@haydenir.com

Source: SITO Mobile, Ltd.

Released February 7, 2018

Source: SITO Mobile, Ltd.